SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2003



                                GSE Systems, Inc.

             (Exact name of registrant as specified in its charter)
Delaware                          0-26494               52-1868008
--------------------------- --------------- ---------------------------
(State or other jurisdiction     (Commission         (I.R.S. employer
   of incorporation)             file number)        identification no.)

9189 Red Branch Road, Columbia, MD                21045
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(Address of principal executive offices)          (zip code)


Registrant's telephone number, including area code: (410) 772-3500

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(Former name or former address, if changed since last report)


Item 5.  Other Events


http://www.gses.com


AT THE COMPANY                AT FRB/WEBER SHANDWICK
Gill R. Grady                 Marilynn Meek    Susan Garland
Senior Vice President         (general info)  (analyst info)
410-772-3500                   212-445-8451    212-445-8458


FOR IMMEDIATE RELEASE


                     GSE Systems Announces Simulation Orders
                           (Value Exceeds $4 Million)

Columbia, Maryland April 10, 2003 - GSE Systems, Inc. (GSE) (AMEX:GVP), a leading global provider of real-time simulation and process control solutions for the energy and process industries, announced today the receipt of several new contracts, including a new simulator, simulator modifications, and services totaling over $ 4 million in value.

GSE's RNI Division won a contract at the Nine Mile Point nuclear plant to provide full time engineering support of the Unit 1 and 2 simulators. The RNI Division also received a contract for the Vogtle nuclear plant to upgrade the existing simulator with the THOR and S3R thermo-hydraulic and reactor core models, as well as, to upgrade the plant containment model.

In addition, GSE received an order to build a simulator for a nuclear plant overseas. The simulator will take about two years to complete and will be designed using GSE's newly released Java Advanced Development Environment (JADE(TM)) simulation toolkit. The customer has requested the specific plant and location be withheld.

GSE's President and Chief Operating Officer, Jerry Jen, said: "We are very pleased to receive another of the orders delayed from last year, as well as some of the new orders in our plan for 2003. Our RNI Division continues to win the majority of US simulator upgrade projects, and is well poised to serve the growing US services market."

Contact Gill Grady at 410.772.3501.


GSE Systems, Inc. is a real-time simulation, process control, and automation company with three decades of experience, over 500 applications, and 200 customers in more than 30 countries. Our software, hardware and integrated solutions leverage proven technologies to deliver real-world business advantages to the process and power industries worldwide including specialty chemical, food and beverage, petroleum refining, pharmaceutical, and fossil and nuclear power generation. GSE Systems is headquartered in Columbia, Maryland with offices throughout the United States. Our global locations include offices in Japan and Sweden. Information about GSE Systems is available via the Internet at http://www.gses.com. This news release contains forward-looking statements that involve risks and uncertainties. The actual future results of GSE Systems may differ materially due to a number of factors, including but not limited to delays in introduction of products or enhancements, size and timing of individual orders, rapid technological changes, market acceptance of new products and competition. These and other factors are more fully discussed in the Company's annual report on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission.